As filed with the Securities and Exchange Commission on July 21, 2010.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

SIERRA BANCORP

(Exact Name of Registrant as Specified in its Charter)

California	33-0937517
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

86 North Main Street

Porterville, California 93257

(559) 782-4900

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

James C. Holly

President and Chief Executive Officer

Sierra Bancorp

86 North Main Street

Porterville, California 93257

(559) 782-4900

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

Nikki Wolontis, Esq.

King, Holmes, Paterno & Berliner, LP

1900 Avenue of the Stars, 25th Floor

Los Angeles, California 90067

(310) 551-7411; (310) 282-8903 (fax)

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large Accelerated Filer ☐	Accelerated Filer: ☒	Non-accelerated Filer: ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company: ☐

CALCULATION OF REGISTRATION FEE

Title in Each Class of Securities to be Registered	Amount to be Registered(1)(2)(3)	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(4)
Common Stock, no par value
Preferred Stock, no par value
Warrants to Purchase Common Stock or Preferred Stock
Total	$100,000,000		$100,000,000	$7,130

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

The Registrant is hereby registering an indeterminate principal amount and number of each identified class of its securities up to a proposed maximum aggregate offering price of $100,000,000, which may be offered from time to time in unspecified numbers at unspecified prices. The Registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(3)

The proposed maximum offering price per class of security will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.

(4)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. The securities described in this prospectus cannot be sold until the registration statement that we have filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY     , 2010

PROSPECTUS

SIERRA BANCORP

Common Stock

Preferred Stock

Warrants

Sierra Bancorp (the “Company”) may offer, issue and sell from time to time, together or separately, (i) shares of our common stock, (ii) shares of our preferred stock, which we may issue in one or more series, and (iii) warrants to purchase our common stock or preferred stock, up to a maximum aggregate offering price of $100,000,000.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision. Our common stock is listed on the NASDAQ Global Market under the symbol “BSRR.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 3 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) or any state securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC, the Bank Insurance Fund or any other government agency.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.

The date of this prospectus is                     , 2010

No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by our company or any other person.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of common stock to which it relates or an offer to, or a solicitation of, any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company or that information contained herein or in the documents incorporated by reference herein is correct as of any time subsequent to the date hereof or thereof, as the case may be.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of each of the securities we may offer. Each time we offer and sell any of these securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and each prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and each applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

Unless otherwise stated or the context otherwise requires, all references to “Sierra Bancorp,” “the Company,” “we,” “our,” “us” and similar terms refer to Sierra Bancorp and its consolidated subsidiary, except that such terms refer to only Sierra Bancorp and not its consolidated subsidiary in the sections entitled “Description Common Stock,” “Description of Preferred Stock” and “Description of Warrants.”

ABOUT SIERRA BANCORP

Sierra Bancorp, headquartered in Porterville, California, is a California corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Company was incorporated in November 2000 and acquired all of the outstanding shares of Bank of the Sierra (the “Bank”) in August 2001.

Our principal executive offices are located at 86 North Main Street, Porterville, California 93257 and our telephone number is (559) 782-4900. Our internet website address is www.sierrabancorp.com. Except for documents specifically incorporated by reference into this prospectus, the information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement.

At June 30, 2010, the Company had consolidated assets of $1.3 billion, deposits of $1.1 billion and shareholders’ equity of $140 million. The Company’s liabilities include $30 million in debt obligations due to Sierra Statutory Trust II and Sierra Capital Trust III, related to trust preferred securities issued by those entities. References herein to the “Company” include Sierra Bancorp and its consolidated subsidiary, unless the context indicates otherwise.

The Bank is a California state-chartered bank with deposits insured by the Federal Deposit Insurance Corporation (“FDIC”). The Bank is subject to examination and regulation by the California Department of Financial Institutions (“DFI”) and the FDIC. In addition, while the Bank is not a member of the Federal Reserve System, it is subject to certain regulations of the Federal Reserve Board. The Bank was incorporated in September 1977 and opened for business in January 1978, and has grown to be the largest independent bank headquartered in the South San Joaquin Valley.

Our growth has primarily been organic, but includes the acquisition of Sierra National Bank in 2000. The Bank is a multi-community financial institution that offers a full range of retail and commercial banking services, primarily in the central and southern sections of the San Joaquin Valley. On the southern end, our footprint extends east through the Tehachapi plateau and into the northwestern tip of the Mojave Desert. We currently operate 25 full service branch offices throughout this geographic footprint, as well as an internet branch which provides the ability to open deposit accounts online at the Bank’s web-site, www.bankofthesierra.com.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This prospectus, any accompanying prospectus supplements and the documents incorporated by reference in this prospectus contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “would,” “endeavor,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “potential,” “plan,” “predict,” “project,” “seek,” “should,” “will” or the negative such terms and other similar words and expressions of future intent. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to adverse developments or conditions related to or arising from:

•	significant volatility and deterioration in the credit and financial markets; and adverse changes in general economic conditions;

•	fluctuations in interest rates;

•	deterioration in asset or credit quality;

•	the potential for formal regulatory action against us;

•

the effects of the Emergency Economic Stabilization Act, the American Recovery and Reinvestment Act, the Troubled Asset Relief Program (TARP) and any changes or amendments thereto, and the pending Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the availability of capital;

•	the impact of any goodwill impairment that may be determined;

•	acquisitions of other banks, if any;

•	the soundness of other financial institutions;

•	expansion into new market areas;

•	environmental conditions, including natural disasters, which may disrupt our business, our operations or our borrowers;

•	competitive pressures;

•	changes in laws, regulations, and accounting rules, or their interpretations; any legislative or judicial actions and developments against us; and

•

general economic or business conditions in California and other regions where the Bank has operations, including, but not limited to, adverse changes in economic conditions resulting from a prolonged economic downturn; and

•	other risks that are described in our public filings with the SEC.

These factors and the risk factors referred to in our Annual Report on Form 10-K for the year ended December 31, 2009 could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

These factors include, but are not limited to, those which may be set forth in any accompanying prospectus supplement and those included in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, and other factors described in our periodic reports filed from time to time with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2009, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus much of the information that we file with the SEC. This means that we can disclose important information to you by referring you to another document without restating the information in this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. Any information filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or previously incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information that we previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 12, 2010.

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, filed on May 6, 2010.

•	Our Current Reports on Form 8-K, filed January 26, April 19, June 2, June 16, and July 20, 2010.

These documents contain important information about our business and our financial performance.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Securities Exchange Act). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information or documents that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address and telephone number:

Kenneth R. Taylor

Chief Financial Officer

Sierra Bancorp

86 North Main Street

Porterville, California 93257

(559) 782-4900

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s Internet website found at http://www.sec.gov and our website: www.sierrabancorp.com (the other information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement).

We have filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities to be sold hereunder. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copy as set forth above.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds from the sale of our securities to increase our capital and for general corporate purposes, including enabling our subsidiary, Bank of the Sierra, to continue to maintain a leverage capital ratio of at least 9% which the Bank has informally committed to the FDIC and the Department of Financial Institutions to do. General corporate purposes may also include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common or preferred stock. The net proceeds may be temporarily invested in interest bearing accounts or short-term, interest bearing securities or applied to repay short-term or revolving debt prior to use.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

RATIO OF EARNINGS TO FIXED CHARGES

The table below contains our consolidated ratio of earnings to fixed charges for each of the periods indicated (dollar amounts in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	8.44	6.27	5.46	3.94	4.27	4.13	6.22
Including interest on deposits	2.39	1.89	1.78	1.81	2.01	2.16	2.82

We computed the ratio of earnings to fixed charges by dividing earnings from continuing operations by fixed charges. For purposes of computing this ratio, “earnings” consist of income before provision for income taxes, fixed charges and cumulative effect of changes in accounting principles. “Fixed charges,” excluding interest on deposits, include interest expense (other than on deposits), interest expense on federal funds purchased and securities sold under repurchase agreements, and all other interest expense. “Fixed charges,” including interest on deposits, include all interest expense, interest expense on federal funds purchased and securities sold under repurchase agreements.

DESCRIPTION OF COMMON STOCK

The following is a description of our common stock and certain provisions of our Articles of Incorporation and Bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed with the SEC and are also available upon request from us.

General

We are authorized to issue twenty-four million (24,000,000) shares of common stock, without par value. As of June 30, 2010 we had 11,649,441 shares of our common stock outstanding. As of that same date there were options outstanding to purchase an aggregate of 677,788 shares of our common stock and an additional 1,090,500 shares available remaining for grant under our 2007 Stock Incentive Plan.

The shares of common stock:

•	are not deposit accounts and are subject to investment risk;

•	are not insured or guaranteed by the FDIC or any other government agency; and

•	are not guaranteed by Sierra Bancorp or Bank of the Sierra.

Voting Rights

All voting rights are vested in the holders of our common stock. Each shareholder is entitled to one vote per share on any issue requiring a vote at any meeting, and will be entitled to participate in any liquidation, dissolution, or winding up on the basis of his or her pro rata share holdings. Shareholders are not entitled to cumulative voting on the election of directors.

Dividends

Shareholders are entitled to receive dividends only when and if declared by our Board of Directors. No assurance can be given that Sierra Bancorp’s earnings will permit the payment of dividends of any kind in the future. During the first six months of 2010 the Company paid cash dividends totaling $1.4 million, or $0.12 per share, representing 29% of net earnings during the same period. The Company paid cash dividends totaling $4.1 million, or $0.40 per share in 2009, and $6.5 million, or $0.68 per share in 2008, representing 46% of annual net earnings for dividends paid in 2009 and 49% in 2008. The Company’s general dividend policy is to pay cash dividends within the range of typical peer payout ratios, provided that such payments do not adversely affect the Company’s financial condition and are not overly restrictive to its growth capacity. In an effort to conserve capital in an uncertain environment, our quarterly per-share dividend was reduced in 2009 and was lowered again for the dividends declared in 2010, and no assurance can be given that earnings and/or growth in any given year will justify the continued payment of a cash dividend. The Company has informally committed to notify the Federal Reserve Bank of San Francisco prior to the payment of any cash dividends or other capital distributions.

As a bank holding company that currently has no significant assets other than our equity interest in Bank of the Sierra, our ability to declare dividends depends primarily upon cash on hand at the holding company and on dividends we receive from Bank of the Sierra. The dividend practice of Bank of the Sierra, like our dividend practice, will depend upon its earnings, financial position, current and anticipated cash requirements and other factors deemed relevant by the Bank of the Sierra’s Board of Directors at the time.

As a California state-chartered bank, the ability of Bank of the Sierra to pay dividends is subject to restrictions set forth in the California Financial Code. Under the Financial Code, Bank of the Sierra is allowed to declare a cash dividend out of its net profits up to the lesser of its retained earnings or its net income for the last three fiscal years (less any distributions made to shareholders during such period), or, with the prior written approval of the Department of Financial Institutions in an amount not exceeding the greatest of (i) its retained earnings, (ii) its net income for its last fiscal year, or (iii) its net income for its current fiscal year. The payment of any cash dividends by the Bank will depend not only upon the Bank’s earnings during a specified period, but also on the Bank meeting certain regulatory capital requirements. The Bank has also informally committed to the FDIC and the DFI that it will obtain the prior written consent of both agencies prior to paying any cash dividends, although the Company has sufficient cash on hand to cover anticipated expenses and dividend payments to shareholders through the end of 2010 without supplemental dividends from the Bank.

Sierra Bancorp’s ability to pay dividends is also limited by state corporation law. The California General Corporation Law prohibits Sierra Bancorp from paying dividends on its common stock unless: (i) its retained earnings, immediately prior to the dividend payment, equals or exceeds the amount of the dividend, or (ii) immediately after giving effect to the dividend the sum of Sierra Bancorp’s assets (exclusive of goodwill and deferred charges) would be at least equal to 125% of its liabilities and the current assets of Sierra Bancorp would be at least equal to its current liabilities, or, if the average of its earnings before taxes on income and before interest expense of the two preceding fiscal years was less than the average of its interest expense of the two preceding fiscal years, at least equal to 125% of its current liabilities.

We have issued and outstanding $15,464,000 of junior subordinated debt securities due March 13, 2034 and $15,464,000 of junior subordinated debt securities due September 23, 2036. The indenture pursuant to which these debt securities were issued provides that we must make interest payments on the debentures before any dividends can be paid on our capital stock and in the event of our bankruptcy, dissolution or liquidation, the holder of the debt securities must be paid in full before any distributions may be made to the holders of our capital stock. In addition, we have the right to defer interest payments on the junior subordinated debt securities for up to five years, during which time no dividends may be paid to holders of our capital stock.

Miscellaneous

Our common stock has no conversion or redemption rights or sinking fund provisions applicable to it. Our common stock does not have preemptive rights; therefore, future shares of common stock may be offered to the investing public or to existing shareholders, in the discretion of our Board of Directors, and existing shareholders will not have the right to maintain their current percentage ownership in our common stock.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue ten million (10,000,000) shares of preferred stock but do not currently have any shares of preferred stock outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue such preferred stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock.

Prior to the issuance of a new series of preferred stock, we will file a Certificate of Determination with the California Secretary of State, designating the number of shares of that series and the terms of that series. Each series of preferred stock that we issue will constitute a separate class of stock. The issuance of any preferred stock could adversely affect the rights of the holders of our common stock and, therefore, reduce the value of the common stock. The ability of our Board of Directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

If and when we offer to sell shares of preferred stock, we will describe the specific terms of the offering and the preferred shares in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to any particular series of preferred stock.

If we offer shares of preferred stock in the future, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in the Certificate of Determination or amendment to our Articles of Incorporation relating to that class or series. Such designations, voting powers, preferences, rights, qualifications, limitations and restrictions will describe the rights of such shares or preferred stock relative to any shares of preferred stock previously issued by us that are then outstanding. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any Certificate of Determination that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. In addition, the prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	conversion or exchange rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material U.S. Federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The description of the terms of a particular series of preferred shares in the applicable prospectus supplement will not be complete. You should refer to the applicable Certificate of Determination for complete information regarding a series of preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred shares. The rights of the holders of our preferred stock will be subordinate to those of our general creditors.

The rights of holders of any series or class of outstanding preferred stock may, subject to the provisions governing such outstanding preferred stock, be adversely affected in the future by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, including issuance in connection with a stockholders’ rights plan or with terms that may discourage a change in control of our company.

DESCRIPTION OF WARRANTS

General

We may issue, together with other securities or separately, warrants to purchase shares of our common stock or preferred stock. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We will file copies of the forms of the warrant agreements and warrant certificates as exhibits to the Registration Statement of which this prospectus is a part or an amendment thereto or as exhibits to a Current Report on Form 8-K.

The prospectus supplement accompanying this prospectus relating to any warrants we offer will include specific terms relating to the offering, including, among others:

•	the title and the aggregate number of warrants;

•	the securities for which each warrant is exercisable;

•	the date or dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the currency or currencies in which such warrants are exercisable;

•	the periods during which and places at which such warrants are exercisable;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the warrant agent; and

•	the exchanges, if any, on which such warrants may be listed.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the amount of shares of common stock or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	to dealers;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:

•	the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act of 1933.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. Underwriters, dealers and agents may engage in transactions with us, or perform services for us in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the Nasdaq Global Select Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market, subject to official notice of issuance, unless the Company’s issued and outstanding common stock at the date of the prospectus supplement is listed on another exchange. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of preferred stock.

We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or they are in compliance with an available exemption from the registration or qualification requirement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities being offered by this prospectus will be passed upon for us by King, Holmes, Paterno & Berliner LLP, counsel to Sierra Bancorp. Any underwriters will be represented by their own legal counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Sierra Bancorp as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Vavrinek, Trine, Day & Co., LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, other than underwriting discounts and commissions, in connection with the registration and offering of the securities to which this registration statement relates. All amounts shown are estimates, except the Securities and Exchange Commission’s registration fee.

SEC registration fee	$7,130
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and duplication expenses	*
Transfer agent fees and expenses	*
Miscellaneous expenses	*

Total	*

*	Fees will depend upon the types of securities offered and the number of issuances, which cannot be estimated at this time.

All expenses itemized above shall be borne by us.

Item 15.	Indemnification of Directors and Officers

The Articles of Incorporation and Bylaws of Sierra Bancorp provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by California law including the use of an indemnity agreement. Sierra Bancorp’s Articles further provide for the elimination of director liability for monetary damages to the maximum extent allowed by California law. The indemnification law of the State of California generally allows indemnification in matters not involving the right of the corporation, to an agent of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California law, with respect to matters involving the right of a corporation, allows indemnification of an agent of the corporation, if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders; provided that there shall be no indemnification for: (i) amounts paid in settling or otherwise disposing of a pending action without court approval; (ii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval; (iii) matters in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the proceeding is or was pending shall determine that such person is entitled to be indemnified; or (iv) other matters specified in the California General Corporation Law.

Sierra Bancorp’s Bylaws provide that Sierra Bancorp shall to the maximum extent permitted by law have the power to indemnify its directors, officers and employees. Sierra Bancorp’s Bylaws also provide that Sierra Bancorp shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them and incurred by any of them, whether or not Sierra Bancorp would have the power to indemnify them against such liability under the provisions of applicable law or the provisions of Sierra Bancorp’s Bylaws.

Item 16.	Exhibits

Exhibit Number	Description

1.1*	Form of underwriting or purchase agreement

4.1	Restated Articles of Incorporation of the Registrant – Filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 and incorporated herein by reference

4.2	Amended and Restated By-Laws of the Registrant – Filed as an Exhibit to the Form 8-K filed with the SEC on February 21, 2007 and incorporated herein by reference

4.3*	Form of Certificate of Determination with respect to any preferred shares issued hereunder

4.4*	Form of preferred shares certificate

4.5*	Form of warrant agreement

4.6*	Form of warrant certificate

5.1**	Opinion of King, Holmes, Paterno & Berliner, LLP

23.1**	Consent of Vavrinek, Trine, Day & Co., LLP

23.2**	Consent of King, Holmes, Paterno & Berliner, LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (contained in signature page)

*	To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Company on Form 8-K and incorporated by reference herein.
**	Filed herewith.

Item 17.	Undertakings

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to

Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Porterville, State of California, on July 21, 2010.

SIERRA BANCORP

/s/ James C. Holly
By:	James C. Holly
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Kenneth R. Taylor
By:	Kenneth R. Taylor
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

KNOW BY ALL THESE PRESENT that each individual whose signature appears below constitutes and appoints each of James C. Holly and Kenneth R. Taylor as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James C. Holly James C. Holly	President, Chief Executive Officer and Director	July 21, 2010

/s/ Morris A. Tharp	Chairman of the Board	July 21, 2010
Morris A. Tharp

/s/ Albert L. Berra	Director	July 21, 2010
Albert L. Berra

/s/ Robert L. Fields	Director	July 21, 2010
Robert L. Fields

/s/ Vincent L. Jurkovich	Director	July 21, 2010
Vincent L. Jurkovich

/s/ Linda B. Scearcy	Director	July 21, 2010
Lynda B. Scearcy

/s/ Gordon T. Woods	Director	July 21, 2010
Gordon T. Woods

/s/ Kenneth R. Taylor Kenneth R. Taylor	Executive Vice President and Chief Financial Officer	July 21, 2010

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of underwriting or purchase agreement

4.1	Restated Articles of Incorporation of the Registrant – Filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 and incorporated herein by reference

4.2	Amended and Restated By-Laws of the Registrant – Filed as an Exhibit to the Form 8-K filed with the SEC on February 21, 2007 and incorporated herein by reference

4.3*	Form of Certificate of Determination with respect to any preferred shares issued hereunder

4.4*	Form of preferred shares certificate

4.5*	Form of warrant agreement

4.6*	Form of warrant certificate

5.1**	Opinion of King, Holmes, Paterno & Berliner, LLP

23.1**	Consent of Vavrinek, Trine, Day & Co., LLP

23.2**	Consent of King, Holmes, Paterno & Berliner, LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (contained in signature page)

*	To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Company on Form 8-K and incorporated by reference herein.
**	Filed herewith.